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                         REPORT OF INDEPENDENT AUDITORS

Board of Directors of
Cortland Trust, Inc.


In planning and performing our audit of the financial statements of Cortland Trust, Inc. for the year ended March 31, 2001 we considered its internal control, including control activities for safeguarding securities, to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control.

The management of Cortland Trust, Inc. is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control. Generally, internal controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principals generally accepted in the United States. Those internal controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in any internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods are subject to the risk that internal control may become inadequate because of changes in conditions, or that the effectiveness of design and operations may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control, including for safeguarding securities, and its operation that we consider to be material weaknesses as defined above as of March 31, 2000.

This report is intended solely for the information and use of the board of directors and management of Cortland Trust, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used other than by anyone other than these specified parties.



                                               ERNST & YOUNG LLP


May 18, 2001